Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

Introduction

The following unaudited pro forma condensed combined financial information and related notes present the historical financial statement of Expedia, Inc. and its subsidiaries (“Expedia”), Orbitz Worldwide, Inc. (“Orbitz”) and HomeAway, Inc. (“HomeAway), including their respective subsidiaries, as if the completion of the mergers had previously occurred on January 1, 2015.

On September 17, 2015, Expedia completed its acquisition of Orbitz, including all of its brands, including Orbitz, ebookers, HotelClub, CheapTickets, Orbitz Partner Network and Orbitz for Business, for a total purchase consideration of $1.8 billion. The purchase consideration consisted primarily of $1.4 billion in cash, or $12 per share for all shares of Orbitz common stock outstanding as of the purchase date, as well as the settlement of $432 million of pre-existing Orbitz debt at the closing of the acquisition. Purchase consideration also included $17 million for the portion of certain unvested employee restricted stock unit awards of Orbitz attributable to pre-combination service, which were replaced with Expedia awards in conjunction with the acquisition and measured at fair value on the acquisition date.

On December 15, 2015, Expedia completed its acquisition of HomeAway, including all of its brands, for total purchase consideration of $3.6 billion primarily in cash and Expedia common stock. Each outstanding share of common stock of HomeAway immediately prior to the acquisition was exchanged for $10.15 in cash and 0.2065 of a share of Expedia common stock, with cash paid in lieu of fractional shares. Purchase consideration also included $20 million for the portion of certain unvested employee options and restricted stock unit awards of HomeAway attributable to pre-combination service, which were replaced with Expedia awards in conjunction with the acquisition and measured at fair value on the acquisition date.

Pro Forma information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is based on (i) historical results of operations of Expedia and its subsidiaries (which include the results of Orbitz subsequent to Expedia’s September 17, 2015 acquisition of Orbitz and HomeAway subsequent to Expedia’s December 15, 2015 acquisition); (ii) and the historical consolidated results of operations of Orbitz for the period January 1, 2015 to September 16, 2015; and (iii) and the historical consolidated results of operations of HomeAway for the period January 1, 2015 to December 14, 2015.

The unaudited pro forma financial information related to the HomeAway and Orbitz acquisitions was prepared using the acquisition method of accounting and is based on the assumption that the acquisitions of both HomeAway and Orbitz took place as of January 1, 2015 for purposes of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Expedia would actually have been had the acquisitions occurred on the dates noted above, or to project the results of operations or financial position of Expedia for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Expedia management believes are reasonable. Unless otherwise indicated, the unaudited pro forma adjustments are directly attributable to the acquisitions and are expected to have a continuing impact on the results of operations of Expedia. In the opinion of Expedia management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidation financial information have been made.

EXPEDIA, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015
(In thousands, except for per share data)
(Unaudited)

	Historical					Historical
	Expedia	Orbitz (1)	Orbitz Pro Forma Adjustments		Pro Forma	HomeAway (2)	HomeAway Pro Forma Adjustments		Pro Forma
Revenue	$6,672,317	$671,968	$11,770	(a)	$7,356,055	$482,808	$—		$7,838,863
Costs and expenses:
Cost of revenue	1,309,559	188,176	(3,965)	(b)	1,493,770	75,268	—		1,569,038
Selling and marketing	3,381,086	299,956	(27,991)	(c)	3,653,051	178,629	—		3,831,680
Technology and content	830,244	70,352	(12,557)	(d)	888,039	84,015	—		972,054
General and administrative	573,913	76,082	(40,075)	(e)	609,920	144,379	(106,046)	(l)	648,253
Amortization of intangible assets	163,665	222	118,863	(f)	282,750	12,000	107,973	(m)	402,723
Legal reserves, occupancy tax and other	(104,587)	5,951	(25,824)	(g)	(124,460)	—	—		(124,460)
Restructuring and related reorganization charges	104,871	—	(29,230)	(h)	75,641	—	—		75,641
Operating income (loss)	413,566	31,229	32,549		477,344	(11,483)	(1,927)		463,934
Other income (expense):
Interest income	16,695	336	—		17,031	(18,774)	—		(1,743)
Interest expense	(126,195)	(29,220)	17,974	(i)	(137,441)	1,860	(17,028)	(n)	(152,609)
Gain on sale of business	508,810	—	—		508,810	—	—		508,810
Other, net	113,086	(3,407)	—		109,679	(625)	—		109,054
Total other income (expense), net	512,396	(32,291)	17,974		498,079	(17,539)	(17,028)		463,512
Income (loss) before income taxes	925,962	(1,062)	50,523		975,423	(29,022)	(18,955)		927,446
Provision for (benefit from) income taxes	(203,214)	212	(17,683)	(j)	(220,685)	2,961	6,634	(o)	(211,090)
Net income (loss)	722,748	(850)	32,840		754,738	(26,061)	(12,321)		716,356
Net (income) loss attributable to noncontrolling interests	41,717	—	3,710	(k)	45,427	1,585	—		47,012
Net income (loss) attributable to the Company	$764,465	$(850)	$36,550		$800,165	$(24,476)	$(12,321)		$763,368
Earnings per share attributable to the Company
Basic	$5.87				$6.15				$5.86
Diluted	5.70				5.97				5.70
Shares used in computing earnings per share:
Basic	130,159				130,159				130,159
Diluted	134,018				134,018				134,018
Ratio of earnings to fixed charges (3)	6.97x				6.82x				6.03x
___________
(1) Reflects Orbitz results of operations for January 1, 2015 through September 16, 2015. Orbitz' results of operations subsequent to Expedia's September 17, 2015 acquisition of Orbitz are included in the Expedia column.
(2) Reflects HomeAway results of operations for January 1, 2015 through December 14, 2015. HomeAway' results of operations subsequent to Expedia's December 15, 2015 acquisition of HomeAway are included in the Expedia column.
(3) Earnings included in the calculation of this ratio consist of income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense as well as an imputed interest component of rental expense.

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Pro Forma Adjustments

Orbitz Statement of Operations Adjustments. The unaudited pro forma adjustments related to Orbitz included in the unaudited pro forma condensed combined statement of operations for period January 1, 2015 through September 16, 2015 are as follows:

(a) Revenue

To adjust for $27 million in revenue not recorded by Expedia as the stays were booked by Orbitz prior to its September 17, 2015 acquisition, partially offset by the eliminatation of $15 million intercompany revenue between Orbitz and a majority-owned, Expedia subsidiary.

(b) Cost of revenue

January 1, 2015 through September 16, 2015
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation related to fair
value adjustments of certain other fixed assets as part of the purchase accounting	$(4,185)
To record the net increase to stock-based compensation for the difference in the historical stock-
based compensation expense recorded by Orbitz as compared to the stock-based compensation
expense for the replacement awards issued by Expedia	220
Total adjustments to cost of revenue	$(3,965)

(c) Selling and marketing

January 1, 2015 through September 16, 2015
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation related to fair
value adjustments of certain other fixed assets as part of the purchase accounting	$(13,253)
To record the net increase to stock-based compensation for the difference in the historical stock-
based compensation expense recorded by Orbitz as compared to the stock-based compensation
expense for the replacement awards issued by Expedia	696
To eliminate sales and marketing expense between Orbitz and a majority-owned, Expedia subsidiary
that is now considered intercompany	(15,434)
Total adjustments to selling and marketing	$(27,991)

(d) Technology and Content

January 1, 2015 through September 16, 2015
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation related to fair
value adjustments of certain other fixed assets as part of the purchase accounting	$(13,253)
To record the net increase to stock-based compensation for the difference in the historical stock-
based compensation expense recorded by Orbitz as compared to the stock-based compensation
expense for the replacement awards issued by Expedia	696
Total adjustments to Technology and content	$(12,557)

(e) General and administrative

January 1, 2015 through September 16, 2015
To record the net impact of eliminating the historical depreciation expense related to certain software included within the operating results of Orbitz as well as adjusting for depreciation related to fair
value adjustments of certain other fixed assets as part of the purchase accounting	$(4,185)
To record the net increase to stock-based compensation for the difference in the historical stock-
based compensation expense recorded by Orbitz as compared to the stock-based compensation
expense for the replacement awards issued by Expedia	220
To eliminate transaction costs in connection with the acquisition of Orbitz	(36,110)
Total adjustments to General and administrative	$(40,075)

(f) Amortization of intangible assets

To eliminate $0.2 million of historical amortization expense of Orbitz for January 1 through September 16, 2015 and record an estimate of $119 million of amortization expense for the year ended December 31, 2015 related to the acquired identifiable intangible assets of Orbitz calculated as if the acquisition had occurred on January 1, 2015. Acquired definite-lived assets consist of customer relationship assets, developed technology assets and partner relationship assets with average lives ranging from less than one to ten years.

(g) Legal reserves, occupancy tax and other

To recognize expense or gain on occupancy tax payments made in advance of litigation or related refunds when paid or received by Orbitz to conform to Expedia’s accounting policy.

(h) Restructuring and related reorganization charges

To eliminate expenses recognized related to employee severance and benefits, including stock-based compensation, triggered by and directly related to the Orbitz acquisition.

(i) Interest expense

To eliminate $23 million of historical interest expense of Orbitz for January 1 through September 16, 2015 related to the debt repaid at closing of the acquisition and record $5 million for the year ended December 31, 2015 related to Expedia’s Euro 650 million of registered senior unsecured notes that were issued in June 2015 and bear interest at 2.5%. The proceeds of Expedia’s June 2015 debt issuance were used to fund a portion of the cash consideration payable in connection with its acquisition of Orbitz.

(j) Provision for (benefit from) income taxes

To record the tax effect of the pro forma adjustments to increase income before income taxes using an estimated statutory tax rate of 35.0%.

(k) Net (income) loss attributable to noncontrolling interests

To record the non-controlling interest impact of the elimination of intercompany revenue between Orbitz and a majority-owned, Expedia subsidiary.

HomeAway Statement of Operations Adjustments. The unaudited pro forma adjustments related to HomeAway included in the unaudited pro forma condensed combined statement of operations for period January 1, 2015 through December 14, 2015 are as follows:

(l) General and administrative

January 1, 2015 through December 14, 2015
To eliminate expenses recognized related to stock-based compensation triggered by and directly
related to the HomeAway acquisition.	$(6,267)
To eliminate transaction costs in connection with the acquisition of HomeAway	(99,779)
Total adjustments to General and administrative	$(106,046)

(m) Amortization of intangible assets

To eliminate $12 million of historical amortization expense of HomeAway for January 1 through December 14, 2015 and record an estimate of $120 million of amortization expense for the year ended December 31, 2015 related to the acquired identifiable intangible assets of HomeAway calculated as if the acquisition had occurred on January 1, 2015. Acquired definite-lived assets consist of supplier relations, customer relationship and developed technology assets with average lives ranging from less than one to twelve years.

(n) Interest expense

To eliminate $18 million of historical interest expense of HomeAway for January 1 through December 14, 2015 as the majority of its convertible notes were repurchased within 60 days of the closing of the merger and to record $35 million for the year ended December 31, 2015 related to Expedia’s $750 million of senior unsecured notes that were issued in December 2015 and bear interest at 5.0%. The proceeds of Expedia’s December 2015 debt issuance were used to fund a portion of the cash consideration payable in connection with its acquisition of HomeAway.

(o) Provision for (benefit from) income taxes

To record the tax effect of the pro forma adjustments to increase income before income taxes using an estimated statutory tax rate of 35.0%.